Exhibit 32

Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the President and Chief Executive Officer and the Vice President and Chief Financial Officer of Trex Company, Inc. (the “Company”), each hereby certifies that, on the date hereof:

(a)

the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2018 filed on the date hereof with the U.S. Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 29, 2018	/s/ James E. Cline
James E. Cline
President and Chief Executive Officer

Date: October 29, 2018	/s/ Bryan H. Fairbanks
Bryan H. Fairbanks
Executive Vice President and Chief Financial Officer